Exhibit (a)(1)(O)

NEWS RELEASE
HP Announces Revised Proposal to Acquire 3PAR for $30 per Share in Cash

PALO ALTO, Calif., Aug. 27, 2010 – HP today announced that it has increased its proposal to acquire all of the outstanding shares of 3PAR Inc. (NYSE: PAR) to $30 per share in cash, or an enterprise value of $2.0 billion. The proposal represents an 11 percent premium above the most recent price offered by Dell Inc. of $27 per share. HP’s proposal is not subject to any financing contingency and has been approved by HP’s board of directors. Once approved by 3PAR’s board, HP expects the transaction to close by the end of the calendar year.

About HP

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THIS DOCUMENT IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT AN OFFER TO BUY OR THE SOLICITATION OF AN OFFER TO SELL ANY SECURITIES. THE SOLICITATION AND THE OFFER TO BUY 3PAR COMMON STOCK HAS NOT YET COMMENCED AND WILL BE MADE ONLY PURSUANT TO AN OFFER TO PURCHASE AND RELATED MATERIALS THAT HP INTENDS TO FILE WITH THE SECURITIES AND EXCHANGE COMMISSION. THOSE MATERIALS SHOULD BE READ CAREFULLY BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING THE TERMS AND CONDITIONS OF THE OFFER. ONCE FILED, COPIES OF THE TENDER OFFER STATEMENT, THE OFFER TO PURCHASE AND RELATED DOCUMENTS WILL BE MADE AVAILABLE TO 3PAR STOCKHOLDERS AT NO EXPENSE TO THEM. IN ADDITION, THOSE MATERIALS WILL BE AVAILABLE AT NO CHARGE FROM THE SECURITIES AND EXCHANGE COMMISSION THROUGH THE COMMISSION’S WEB SITE AT WWW.SEC.GOV.

Forward-looking statements

This document contains forward-looking statements that involve risks, uncertainties and assumptions. If such risks or uncertainties materialize or such assumptions prove incorrect, the results of HP and its consolidated subsidiaries could differ materially from those expressed or implied by such forward-looking statements and assumptions. All statements other than

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Gina Tyler, HP

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statements of historical fact are statements that could be deemed forward-looking statements, including statements about the expected terms of the proposed acquisition, the ability to complete the proposed transaction, particularly given the target company’s existing agreement to be acquired by a third party; the expected benefits and costs of the transaction; management plans relating to the transaction; the expected timing of the completion of the transaction; any statements of the plans, strategies and objectives of management for future operations, including the execution of integration plans; any statements of expectation or belief; and any statements of assumptions underlying any of the foregoing. Risks, uncertainties and assumptions include that the transaction may not be timely completed, if at all, upon favorable terms; the possibility that expected benefits may not materialize as expected; that, prior to the completion of the transaction, the target company’s business may not perform as expected due to transaction-related uncertainty or other factors; that HP is unable to successfully implement integration strategies; and other risks that are described in HP’s SEC reports, including but not limited to the risks described in HP’s Annual Report on Form 10-K for its fiscal year ended October 31, 2009 and Quarterly Report on Form 10-Q for the fiscal quarter ended April 30, 2010. HP assumes no obligation and does not intend to update these forward-looking statements.

© 2010 Hewlett-Packard Development Company, L.P. The information contained herein is subject to change without notice. HP shall not be liable for technical or editorial errors or omissions contained herein.

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